Exhibit 99.1

Li3 ENERGY, INC.

SECOND AMENMENT TO

2009 EQUITY INCENTIVE PLAN

Pursuant to Section 19 of the Li3 Energy, Inc. 2009 Equity Incentive Plan (the “Plan”), the Administrator hereby amends the Plan as set forth below. Unless otherwise defined herein, capitalized terms used in this Amendment shall have the meaning given to them in the Plan.

1.	Subsection 3(a) of the Plan is amended in its entirety to read as follows:

(a)     Subject to the provisions of Section 14 hereof, the maximum aggregate number of Shares that may be awarded and sold under the Plan is 5,000,000 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.”

2.	All other terms and provisions of the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, this Second Amendment has been executed by order of the Board of Directors of Li3 Energy, Inc. as of June 17, 2012.

Li3 ENERGY, INC.

By:	/s/ Luis Saenz
Luis Saenz, Authorized Person